Exhibit 16.1

                      [LETTERHEAD OF KMJ CORBIN & COMPANY]


September 11, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K/A of American Soil Technologies, Inc. for the event that occurred on September 4, 2007, and have the following comments:

     1.   We agree with the statements made in paragraph one and three.

     2. We have no basis on which to agree or disagree with the statements made in paragraphs two, four or five.


                                               /s/ KMJ Corbin & Company LLP
                                               ---------------------------------
                                               KMJ Corbin & Company LLP